SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2007
Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-110249 (Commission File Number)	71-0915825 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Effective May 16, 2007, Earth Biofuels, Inc. (the “Company”) accepted the resignation of Mr. Tommy W. Johnson as a director and officer from the Company and its subsidiaries. Such resignation is not due to any disagreement with the Company. Further, the Company extended its appreciation for his service.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc. (Registrant)
Date: May 29, 2007	By:	/s/ Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer